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                                                                      EXHIBIT 23

                         Independent Auditors' Consent

The Board of Directors
INTERCO INCORPORATED:

We consent to incorporation by reference in registration statement (No. 33-65714) on Form S-8 of INTERCO INCORPORATED of our report dated January 30, 1996, relating to the consolidated balance sheets of INTERCO INCORPORATED and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of INTERCO INCORPORATED.


                                                           KPMG Peat Marwick LLP

St. Louis, Missouri
February 1, 1996